COMMERCIAL LEASE

    This lease is made between; GBNM PARTNERSHIP of 4604 West Beach Park Drive Tampa, FL 33609 herein called Lessor, and, FEATHERLITE, INC. of Highways 9 & 63 POB 320 Cresco, IA 52136 herein called Lessee.

   Lessee hereby offers to lease from Lessor the premises situated at 4441 Orange Boulevard Sanford, FL 32271, County of Seminole, State of Florida, described as approximately 39,000 square feet of buildings and approximately
   11.61 acres of land, upon the following TERMS and CONDITIONS:

   TERM and RENT

   Lessor demises the above premises for a term of EIGHTY-FOUR (84) MONTHS, commencing on AUGUST 1, 2002 and terminating on JULY 31, 2009 as provided herein, at the monthly rental per the following schedule:

   Months   1-60 (August 1, 2002 to July 31, 2007)            $ 50,000.00
   Months 61-72 (August 1, 2007 to July 31, 2008)             $ 51,500.00
   Months 73-84 (August 1, 2008 to July 31, 2009)             $ 53,045.00

   RENEWAL OPTION

   Lessee has an option to renew this lease for an additional term of THIRTY-SIX
   (36) MONTHS, commencing on AUGUST 1, 2009 and terminating on JULY 31, 2012 under the same terms and conditions as provided herein, at the monthly rental per the following schedule:

   Months  1- 12 (August 1, 2009 to July 31, 2010)            $ 54,636.00
   Months 13-24 (August 1, 2010 to July 31, 2011)             $ 56,275.00
   Months 25-36 (August 1, 2011 to July 31, 2012)             $ 57,964.00

   Lessee must notify Lessor in writing to the address above of Lessee's intention to exercise the renewal option on or before July 31, 2009.
                                  (Page 1 of 6)


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   REAL ESTATE TAXES

   Real estate taxes are to be paid by Lessee. Lessee will provide proof of payment to Lessor.

   USE

   Lessee shall use and occupy the premises for any lawful purpose.

   CARE and MAINTENANCE of PREMISES

   Lessee acknowledges that the premises are in good order and repair. Lessee shall be responsible for all repairs required to the premises and shall make such repairs in a timely manner. Should it become necessary for Lessor to provide repairs, Lessee will reimburse Lessor within 15 days.

   ALTERATIONS

   Lessee shall not, without first obtaining the written consent of Lessor, make any alterations, additions, or improvements, in, to or about the premises. Lessor shall not unreasonable withhold it's consent if the alteration, addition, or improvement enhances the value of the Premises, is necessary for Lessee's business operation, and is acceptable to Lessor's lender.

   ORDINANCES and STATUTES

   Lessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the premises, occasioned by or affecting the use thereof by Lessee.

   ASSIGNMENT and SUBLETTING

   Lessee shall not assign this lease or sublet any portion of the premises without prior written consent of the Lessor, which consent shall not be unreasonably withheld. Any such assignment or subletting without consent shall be void and, at the option of the
                                  (Page 2 of 6)

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   Lessor, may terminate this lease.

   UTILITIES

   Lessee is responsible for all utilities including but not limited to phones, electric, water, sewer charges, gas, cleaning, trash and waste removal.

   ENTRY and INSPECTION

   Lessee shall permit Lessor or Lessor's agents to enter upon the premises at reasonable times and upon reasonable notice, for the purpose of inspecting the same.

   INDEMNIFICATION of LESSOR

   Lessor shall not be liable for any damage or injury to Lessee, or any other person, or of any property, occurring on the demised premises or any part thereof, and Lessee agrees to indemnify and hold Lessor harmless from any claim for damages, no matter how caused.

   INSURANCE

   Lessee agrees to insure the property, buildings and improvements for an amount necessary to return the property, buildings and improvements in the event of total destruction as defined in "Destruction of Premises" below, to the condition before destruction, naming Lessor as loss payee. Lessee agrees to maintain primary general liability insurance for $2,000,000.00 and an umbrella policy for not less than a total of $10,000,000.00 naming Lessor as an additional insured. The Certificate of Insurance evidencing coverage shall provide for a ten-day written notice to Lessor in the event of cancellation or material change of coverage. To the maximum extent permitted by insurance policies, which may be owned by Lessor or Lessee, Lessee and Lessor, for the benefit of each other, waive any and all rights of subrogation that might otherwise exist.

                                  (Page 3 of 6)




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   DESTRUCTION of PREMISES

   Should an occurrence of a partial or complete destruction of the premises during the term hereof occur, from any cause, Lessee shall forthwith repair destruction to the condition before said destruction. Insurance proceeds as defined in the "Insurance" section above will be made available to Lessee for said repairs. Lessee shall control the construction and all improvements and Lessor must approve plans. To the extent that the actual cost of the complete repairs as defined above exceed the insurance proceeds, Lessee will be responsible for the excess costs.

   CHANGE of OWNERSHIP

   Should Lessee sell the Vantare division, at the Lessor's option, this Lease may be transferred to the new owners of Vantare or a new lease may be negotiated between Lessor and the new owners of Vantare or the new owners of Vantare must buy the leased property at a price to be negotiated between Lessor and the new owners of Vantare.

   EMINENT DOMAIN

   Should the premises or any part thereof or any estate therein, or any other part of the building materially affecting Lessee's use of the premises, be taken by eminent domain, this lease shall terminate on the date when title vests pursuant to such taking. The rent, and any additional rent, shall be apportioned as of the termination date, and any rent paid for any period beyond that date shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file any claim as allowed by law.

   LESSORS REMEDIES on DEFAULT

   Should Lessee default in the payment of rent, or any additional rent, or default in the performance of any of the other covenants or conditions hereof, Lessor may give Lessee notice of such default and if Lessee does not cure any such default within thirty (30) days after the giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period; or Lessee does not commence such
                                  (Page 4 of 6)


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   within fifteen (15) days and thereafter proceed with reasonable diligence and in good faith to cure said default), then Lessor may terminate this lease on not less than thirty (30) days notice to Lessee. On the date specified in such notice the term of this lease shall terminate, and Lessee shall then quit and surrender the premises to Lessor, but Lessee shall remain liable for all obligations as set forth in this agreement. If this lease shall have been so terminated by Lessor, Lessor may at any time thereafter resume possession of the premises by any lawful means and remove Lessee or other occupants and their effects. No failure to enforce any term shall be deemed a waiver.

   SECURITY DEPOSIT

   Lessee shall deposit with Lessor upon the signing of this lease the sum of fifty thousand dollars ($50,000.00) as security deposit for the performance of Lessee's obligations under this lease, including without limitation, the surrender of possession of the premises to Lessor as herein provided. If Lessor applies any part of the deposit to cure any default of Lessee, Lessee shall on demand deposit with Lessor the amount so applied so that Lessor shall have the full deposit in hand at all times during the term of this lease.

   SALES TAX

   Lessee will be billed the applicable State and County sales tax with the monthly lease (currently 7%). Lessor shall remit said sales tax to the State and County.

   ATTORNEY FEES

   Should a lawsuit be necessary for the recovery of the premises, or for any sum due hereunder, or because of any act which might arise out of the possession of the premises, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action, including a reasonable attorneys fee.

   NOTICES

   Notices given, or that might be required to be given by either party shall be accomplished by mailing same postage prepaid, to Lessee at the premises, or Lessor at
                                  (Page 5 of 6)

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   the addresses stated above, or at such other places as might be designated by the parties from time to time.

   HEIRS, ASSIGNS, SUCCESSORS

   This lease is binding upon and inures to the benefit of the heirs, assigns, and successors in interest to the parties.

   SUBORDINATION

   This lease is and shall be subordinated to all existing and future liens and encumbrances against the property.

   ENTIRE AGREEMENT

   The foregoing constitutes the entire agreement between the parties and may be modified only in writing, signed by both parties. The following Exhibits, if any, have been made a part of this lease before the parties' execution hereof:

   Signed on this 1st day of August 2002.



   By: /s/ Conrad Clement                    By:     /s/ Gordon Babbitt
                  (Lessee)                                     (Lessor)


   By:  /s/ Jeffery A. Mason                 By: _______________________________
                    (Witness)                                 (Witness)



                                (Page 6 of 6)



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